EXHIBIT 32.2

SECTION 906 CERTIFICATION

Exhibit 32.2

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Annual Report on Form 10-K of China Wi-Max Communications, Inc. for the year ended December 31, 2009, I, ,Frank R, Ventura Chief Financial Officer, Director and Principal Accounting Officer of China Wi-Max Communications, Inc., hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to my knowledge, that:

a)      such Annual Report on Form 10-K of China Wi-Max Communications, Inc. for the year ended December 31, 2009, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

b)      the information contained in such Annual Report on Form 10-K of China Wi-Max Communications, Inc. for the year ended December 31, 2009, fairly presents, in all material respects, the financial condition and results of operations of China Wi-Max Communications, Inc.

Date: April 15, 2010	/s/ Frank R, Ventura
Frank R, Ventura,
Chief Financial Officer
(Principal Accounting Officer)

A signed original of this written statement required by Section 906 has been provided to China Wi-Max Communications, Inc. and will be retained by China Wi-Max Communications, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.